Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

First Choice Healthcare Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Maximum Aggregate Offering Price(1)(2)			Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid		Primary Offering
	Equity	Common Stock, par value $0.001 per share(3)	457	(o)		$6,900,000		0.0001476	$1,018.44
		Underwriter Warrants(4)	457	(g)		—		—	—
		Common stock issuable upon exercise of Underwriter Warrants(5)	457	(o)		$330,000		0.0001476	$48.71
		Secondary Offering
	Equity	Common Stock, par value $0.001 per share (Secondary Offering)	457	(c)		$13,935,000	(6)	0.0001476	$2,056.81

		Warrants to purchase shares of Common Stock (Secondary Offering)(5)	457	(g)		$—		—	—

		Common stock issuable upon exercise of Underwriter Warrants(5)
	Total Offering Amounts				$			0.0001476	$3,123.96
	Total Fees Previously Paid								$—
	Total Fee Offsets								—
	Net Fee Due								$3,123.96

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments.
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	As estimated solely for the purpose of calculating the $330,000 which is equal to 110% of $300,000 (5% of the proposed maximum aggregate offering price of $6,000,000
(6)	Consists of (i) 2,767,500 shares of Common Stock; and (ii) 550,000 shares of Common Stock underlying warrants. For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 3,317,500 representing the number of shares covered by the Resale Prospectus by an assumed price of $5.00 per share.